UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

The Coca-Cola Company

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
1.125% Notes due 2022	New York Stock Exchange

1.875% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-191953

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder are “1.125% Notes due 2022” and “1.875% Notes due 2026.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” and under the heading “Description of Debt Securities,” respectively, in the prospectus supplement that we filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, dated September 15, 2014, and the prospectus dated October 28, 2013, contained in our effective registration statement on Form S-3 (Registration No. 333-191953), which registration statement was filed with the Commission on October 28, 2013, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1

Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee — incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 33-50743) filed on October 25, 1993.

Exhibit 4.2

First Supplemental Indenture, dated as of February 24, 1992, to Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee — incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 33-50743) filed on October 25, 1993.

Exhibit 4.3

Second Supplemental Indenture, dated as of November 1, 2007, to Amended and Restated Indenture, dated as of April 26, 1988, as amended, between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee — incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on March 5, 2009.

Exhibit 4.4	Form of Note for 1.125% Notes due 2022.

Exhibit 4.5	Form of Note for 1.875% Notes due 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Coca-Coca Company
(Registrant)
Dated: September 19, 2014	By:	/s/ Larry M. Mark
	Name:	Larry M. Mark
	Title:	Vice President and Controller